Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement No. 333-148323 of Center Bancorp on Form S-8 of our report dated July 1, 2013, relating to the 2012 financial statements of the Union Center National Bank 401(k) Profit Sharing Plan, appearing in this Annual Report on Form 11-K.

/s/ ParenteBeard LLC

ParenteBeard LLC
Reading, Pennsylvania
June 30, 2014